Exhibit 10.44

Premium Management Agreement

            This Premium Management Agreement (the “Agreement”) is made as of the 1st day of July, 2014 (the “Effective Date”), by and between New World Consulting, LLC, 44 Inverness, #5, Englewood, CO 80112 (“NEW WORLD CONSULTING”) and Minerco Resources, Inc., 800 Bering Drive, Suite 201, Houston, TX 77057 (the “Client”).

RECITALS:

WHEREAS, NEW WORLD CONSULTING, by and through his own experience and their officers, employees, agents, representatives and affiliates, has expertise in the area of non-alcoholic beverage product development, brand management, sales, marketing, distribution and other matters relating to the beverage industry; and

            WHEREAS, the Client desires to avail itself of the expertise of NEW WORLD CONSULTING in certain of the aforesaid areas.

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1.  APPOINTMENT

             The Client hereby appoints NEW WORLD CONSULTING to perform the management services described in section 2 hereof for the Term of this Agreement.  NEW WORLD CONSULTING will report to V. Scott Vanis appointed by the Level 5 Board of Directors.

2.  SERVICES

Through this Agreement the Client will be provided the following privileges and services from New World Consulting:

a)	Workspace in Englewood facility
●
Client will have full access to New World Consulting including designated work area with desktop or laptop computer, phone (service plan to be covered by Client), and access to printer, fax, scanner, and all necessary office equipment.

b)	Two (2) meeting per week with Managing Member

c)	Advanced Financial Services
●	New World Consulting CFO will develop necessary P&L, Cash Flow, and Balance Sheet documents
●	New World Consulting CFO will setup Clients books in QuickBooks software
●	New World Consulting will manage and report Client financials on a weekly basis

d)	Advanced production advice and management
●	New World Consulting team will manage Client’s full-scale manufacturing process
●	New World Consulting will manage ordering raw materials, invoicing, delivery, and finished goods logistics (freight and warehousing)

e)	Strategic Sales and Marketing plan and management
●	New World Consulting will create a brand specific sales and marketing plan based on the brand’s demographic and geographic targets and Client budget.
●	New World Consulting will manage Client’s sales person(s)
●	New World Consulting will design Client sell sheet and Point of Sale material including posters, suction racks, static clings, coolers, etc.
●	New World Consulting will establish appropriate sales and marketing budgets based on scope of overall project and with Client approval.
●	New World Consulting will set sales objectives and metrics.
●	New World Consulting will develop an impactful and cost effective rollout marketing campaign.
●	New World Consulting will provide a detailed weekly report to Client on sales progress (number of stores, velocity)
●	Number of sales representatives will vary based on Client’s budget
●	Additional sales representatives will incur additional cost

f)	Retail and Distributor activation
●	New World Consulting will create Retailer and Distributor presentations based on Client’s brand demographic and geographic targets.
●	New World Consulting will identify correct retail and distributor partners
●	New World Consulting will actively participate in key account buyer meetings.
●	New World Consulting will work directly with sales personnel to secure sales meetings and ultimately shelf space.

3.  FEES

          In consideration of performance of these services, Client agrees to pay NEW WORLD CONSULTING the following fees in accordance with the schedule specified below.  Except with respect to mutually agreed and prepaid travel expenses, NEW WORLD CONSULTING acknowledges and agrees that the fees include all management fees for NEW WORLD CONSULTING. Fees for other parties related to this project mentioned above are separate and will be discussed on a case-by-case basis and subject to Client’s prior written approval. The only required additional costs will be for: 1) the physical production of the actual product, 2) the manufacture of promotional materials, 3) salaries associated with promotional staff, 4) salaries associated with sales staff, and 5) the actual costs of placing advertising and marketing materials. These costs will be specifically allocated and provided for in the budget to be approved by Client in writing.

1. Monthly management fee:    $6,000 (Six thousand)

●	Client will pay $6,000 to NEW WORLD CONSULTING on the first of every month for the duration of this contract.

4.   NON-SOLICITATION

During the Term of this Agreement, and for a period of 1 (one) year following the termination of this Agreement, Client agrees that he shall not directly or indirectly solicit for employment, offer to employ or employ any employees of NEW WORLD CONSULTING’S employees or independent contractors that are involved in beverage production, sales or marketing introduced to Client by NEW WORLD CONSULTING without the express written consent of NEW WORLD CONSULTING.

5.   TERM; TERMINATION

The minimum term of this Agreement is 90 days.  After 90 days from the Effective Date, this Agreement may be terminated by Client without cause, with such termination effective upon the receipt by NEW WORLD CONSULTING of a written notice of termination.

If either party materially defaults in the performance of its obligations under this Agreement and fails to cure such default within thirty (30) days after receiving written notice thereof, the non-defaulting party may immediately terminate this Agreement.

6.   CONFIDENTIALITY

The parties hereby agree that the Non-Disclosure Agreement dated as of July 1, 2014 (“NDA”) entered into by and between the parties is incorporated herein by reference and shall continue in full force and effect throughout the Term of this Agreement and shall apply to all Information (as defined in the NDA) provided by Client to New World Consulting for purposes of this Agreement.

7.   INTELLECTUAL PROPERTY

Client shall retain sole ownership of any and all ideas, concepts, plans, recipes, formulas, product or packaging designs, and other information and materials provided by Client to New World Consulting for use by New World Consulting in connection with this Agreement (collectively, “Client IP”).  In addition, upon payment of the entire Fee to New World Consulting, Client shall acquire full ownership rights to all product and packaging designs, business plans, and other materials produced by New World Consulting in the performance of its obligations under this Agreement (collectively, “New World Consulting IP”).  Accordingly, effective as of the final payment of the Fee, New World Consulting hereby assigns all of its right, title, and interest in and to the New World Consulting IP to Client and agrees to execute and deliver all documents, and take all actions, as may be reasonably necessary to fully vest in Client the rights to the New World Consulting IP.  If Client does not pay the entire Fee, then New World Consulting shall retain ownership of the New World Consulting IP and Client shall have no rights in the New World Consulting IP except to the extent that the New World Consulting IP incorporates any Client IP.  If New World Consulting retains ownership of such New World Consulting IP, the rights of New World Consulting to use such New World Consulting IP shall be subject to the rights of Client in any Client IP and Information (as defined in the NDA) that may be incorporated into the New World Consulting IP, and nothing in this Agreement shall permit New World Consulting to use or disclose any such Client IP or Information for any purpose.  However, from time to time, New World Consulting has other clients who have ideas, concepts, plans, recipes, formulas, product or packaging designs, and other information and materials similar to those contained in the Client IP (“Third Party Client IP”).  Client acknowledges and agrees that New World Consulting is free to use Third Party Client IP and to work on similar projects for other clients.

8.   INDEMNIFICATION

           Client shall indemnify and hold New World Consulting harmless from and against any and all claims, liabilities, demands, causes of action, damages, losses and expenses, including, without limitation, reasonable attorneys’ fees and costs of suit, arising out of or in connection with (i) Client’s business and the conduct of any advertising, marketing or sales in connection therewith; (ii) the negligent, illegal or intentional acts or omissions of Client or any of its agents, contractors, servants or employees, (iii) the Client IP or use or possession thereof, and/or (iv) the breach of any warranty or obligation of Client  hereunder.

9.  ASSIGNMENT

         Neither party to this Agreement can assign its interest herein (other than to an affiliate or subsidiary) without the prior written consent of the other party, and the granting of such consent is at the sole discretion of the granting party.

10.  CONFLICT OF INTEREST

         New World Consulting and Client will exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict with the other's best interest.

11.  CHOICE OF LAW

         This Agreement shall be governed and interpreted in accordance with the laws of the State of Texas.

12.  NOTICES

All notices required or permitted to be delivered in connection with this Agreement shall be in writing and shall be delivered to the following addresses.

To New World Consulting:

New World Consulting, LLC
44 Inverness Dr, #5
Englewood, CO 80112

Attention:  Tony Skinner
                   Managing Member

Facsimile No.:  N/A

To Client:

Minerco Resources, Inc.
800 Bering Drive, Suite 201
Houston, TX 77057

Attention: V. Scott Vanis
  Chief Executive Officer

Facsimile No.:  (713) 456-2724

13.  DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

NEW WORLD CONSULTING PROVIDES ITS SERVICES PERFORMED HEREUNDER AND THE RESULTS AND PROCEEDS THEREOF "AS IS" AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS WELL AS IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

IN NO EVENT SHALL NEW WORLD CONSULTING OR ITS EMPLOYEES, OFFICERS AND/OR DIRECTORS BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), WHETHER OR NOT CLIENT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.  CLIENT AGREES THAT NEW WORLD CONSULTING, ITS EMPLOYEES, OFFICERS AND DIRECTORS, SHALL NOT BE LIABLE TO CLIENT FOR ANY ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES, OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE PERFORMANCE AND OR NONPERFORMANCE OF THIS AGREEMENT OR NEW WORLD CONSULTING’ SERVICES HEREUNDER FOR AN AGGREGATE AMOUNT IN EXCESS OF FEES ACTUALLY PAID BY CLIENT TO NEW WORLD CONSULTING FOR THE SERVICES PERFORMED IN ACCORDANCE WITH THIS AGREEMENT.  NO TERMS OF THIS AGREEMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN CLIENT AND NEW WORLD CONSULTING.  THE PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.  THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

14.  STATUS AS INDEPENDENT CONTRACTOR

The parties to this Agreement are independent contractors, and no agency, partnership, joint venture, or employee-employer relationship is intended or created by this Agreement.  Neither party shall have the power to obligate or bind the other party.

15.  GENERAL PROVISIONS

a.
Modifications.  No change or modification of this Agreement shall be valid and binding upon the parties hereto unless such change or modification is in writing and is signed by all of the parties hereto.  No waiver of any term or condition of this Agreement shall be valid and binding unless such waiver is in writing and is signed by the party against whom it is sought to be enforced.

b.	Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties, their successors, and their permitted assigns.

c.
Entire Agreement.  Each party to this Agreement acknowledges that this Agreement (together with the NDA) constitutes the entire agreement of the parties with regard to the subject matter addressed in this Agreement, that this Agreement supersedes all prior or contemporaneous agreements, discussions, or representations, whether oral or written, with respect to the subject matter of this Agreement, and that it should not rely on any promise, representation, inducement, or warranty other than those expressly set forth herein.

d.
Severability.  In the event any provision of this Agreement is held to be unenforceable or invalid, such finding of unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement.

e.
Force Majeure. New World Consulting shall be excused from performance hereunder to the extent that such performance is prevented, delayed, or obstructed by causes beyond its reasonable control, including, without limitation, acts of any federal, state, or local governmental authority; fires, floods, or other natural disasters; strikes or labor unrest; terrorism or acts of war; degradation of telecommunications service; severe weather conditions; or for any other matters that are beyond New World Consulting’ control, whether or not otherwise foreseeable.

f.
Continuing Obligations.  Each indemnity provided for herein shall survive the termination of this Agreement for any reason whatsoever and each covenant which provides for or permits performance hereunder after termination or by its nature requires performance after termination shall survive the termination of this Agreement.

g.
Arbitration. In the event of any dispute or controversy arising out of or in any way related to this Agreement, the matters referred to herein, or the services to be rendered by Consultant pursuant to this Agreement, or in any way relating to the claim of any third party against Consultant in connection with matters in any way arising out of this Agreement (each, a “Dispute”), such Dispute shall be settled exclusively by final and binding arbitration in Houston,  Texas in accordance with the then current rules of the American Arbitration Association (“AAA”).  The parties agree that any and all Disputes that are submitted to arbitration in accordance with this Agreement shall be decided by one (1) neutral arbitrator who is a retired judge or attorney licensed to practice law in Texas who is experienced in complex commercial transactions.  If the parties are unable to agree on an arbitrator, AAA shall designate the arbitrator.  The parties will cooperate with AAA and with one another in selecting the arbitrator and in scheduling the arbitration proceedings in accordance with applicable AAA procedures.  Any award issued as a result of such arbitration shall be final and binding between the parties thereto and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.  By entering into this Agreement, the parties are waiving their constitutional right to have any Disputes decided in a court of law or before a jury and waive the right of appeal, and instead of relying on said rights, each party is solely and knowingly accepting the use of arbitration as a means of resolution of any Disputes.  The prevailing party in such arbitration shall be awarded its costs and reasonable attorneys’ fees.

h.
No Prejudice Against Drafter.  The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations.  Each of the parties has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.  The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and date first written above.

Client: Minerco Resources, Inc.

Sign: /s/ V. Scott Vanis

Name: V. Scott Vanis

Title: Chief Executive Officer

Date: 7/1/2014
New World Consulting, LLC

Sign: /s/ Tony Skinner
Name:  Tony Skinner

Title:   Managing Member

Date: 7/1/2014